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                               CERTIFICATE OF TRUST


     The undersigned, the trustees of Sun Financing I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 DEL. C. Section 3801, hereby certify as follows:

     1. The name of the business trust being formed hereby (the "Trust") is Sun Financing I.

     2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

          The Bank of New York (Delaware)
          White Clay Center
          Route 273
          Newark, Delaware 19711

     3.  This Certificate of Trust shall be effective as of the date of filing.

Dated: November 7, 1997

                                          /s/ Robert F. Murphy
                                       ----------------------------
                                       Name:  Robert F. Murphy
                                       Title: Regular Trustee

                                          /s/ Robert D. Woltil
                                       ----------------------------
                                       Name:  Robert D. Woltil
                                       Title: Regular Trustee

                                       The Bank of New York (Delaware),
                                       as Delaware Trustee

                                       By:    Frederick W. Clark
                                          -------------------------
                                       Name:  FREDERICK W. CLARK
                                       Title: Authorized Signatory